UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Gamma Drive RIDC Industrial Park O’Hara Township Pittsburgh, Pennsylvania	15238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 967-3000

Check the appropriate box below if the Form 8-K is intended to satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

At the Company’s Annual Meeting of Shareholders held May 10, 2005, the shareholders approved the adoption of the Company’s CEO Annual Incentive Award Plan. The descriptions of the Plan and of the 2005 CEO annual incentive award under the Plan, which are contained under the caption “Proposal No. 2. – CEO Annual Incentive Award Plan” in the Company’s definitive Proxy Statement dated March 29, 2005, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY
(Registrant)

By	/s/ Douglas K. McClaine
Douglas K. McClaine
Vice President, Secretary and General Counsel

Date: May 12, 2005